                                                                    Exhibit 99.1

                            VINEYARD NATIONAL BANCORP

                                  PRESS RELEASE

   VINEYARD NATIONAL BANCORP ANNOUNCES FIRST QUARTER 2004 CASH DIVIDEND ON THE

             5.6% SERIES B NONCUMULATIVE CONVERTIBLE PREFERRED STOCK

Rancho Cucamonga, CA. (March 1, 2004) -- Vineyard National Bancorp (NASDAQ:VNBC), the parent company for Vineyard Bank, announced that its Board of Directors declared the first quarter 2004 cash dividend on its 5.6% Series B Noncumulative Convertible Preferred Stock ("Series B Preferred Stock") in the amount of $0.35 per share, payable on March 31, 2004 to shareholders of record as of March 16, 2004. The Series B Preferred Stock was issued on September 19, 2003. The Series B Preferred Stock trades on the American Stock Exchange under the ticker symbol "VLP PrB".

Vineyard National Bancorp operates Vineyard Bank, a community bank located in the Inland Empire region of Southern California. Vineyard Bank operates nine full-service branches located in Rancho Cucamonga, Blue Jay, Chino, Corona, Crestline, Diamond Bar, Irwindale, La Verne, and Manhattan Beach, in addition to loan production offices in San Diego, Beverly Hills, and Irvine. Shares of the Company's common stock are traded on the NASDAQ National Market System under the ticker symbol "VNBC".

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices

9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 581-1668
Fax: (909) 945-2975 Email address: shareholderinfo@vineyardbank.com